UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Pyxis Tankers Inc.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	N/A
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
59 K. Karamanli Street, 15125 Maroussi, Greece
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Warrants to purchase common shares 7.75% Series A Cumulative Convertible Preferred Shares, par value $0.001 per share	The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: File No. 333-245405 (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.
The description of the 7.75% Series A Cumulative Convertible Preferred Shares, par value $0.001 per share (the “Series A Preferred Shares”), and Warrants to purchase common shares (the “Warrants”) of Pyxis Tankers Inc. (the “Registrant”) are included under the caption “Description of the Securities We are Offering” in the prospectus forming a part of the Registration Statement on Form F-1, as amended, originally filed with the Securities and Exchange Commission (the “Commission”) on August 13, 2020 (File No. 333-245405), including exhibits (as may be subsequently amended from time to time, the “Registration Statement”), which description is hereby incorporated by reference.
The Series A Preferred Shares and Warrants to be registered hereunder have been approved for listing on The Nasdaq Capital Market of The Nasdaq Stock Market LLC under the symbols “PXSAP” and “PXSAW”, respectively.
Item 2.  Exhibits.
The following exhibits are filed as part of this registration statement:
No.	Exhibit
3.1
Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-4 (File No. 333-203598), filed with the Commission on April 23, 2015)

3.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form F-4 (File No. 333-203598), filed with the Commission on April 23, 2015)
4.1	Certificate of Designation of Series A Preferred Shares
4.2
Form of Warrant Agency Agreement (including Form of Warrant) (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form F-1 (File No. 333-245405), filed with the Commission on September 28, 2020)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

October 8, 2020	PYXIS TANKERS INC.

	By:	/s/ Henry P. Williams
Name: Henry P. Williams
Title: Chief Financial Officer